Filed Pursuant to Rule 424(b)(3)

Registration No. 333-298611

Addendum dated October 1, 2026 to the Product Supplement dated October 1, 2026
(to the Prospectus Supplement dated October 1, 2026
and the Prospectus dated October 1, 2026)

The Bank of Nova Scotia
Senior Note Program, Series A
MARKET-LINKED NOTES, SERIES A

The Bank of Nova Scotia (the “Bank”) may from time to time offer and sell notes linked to one or more of the following (the “Notes”): the common stock, including American depositary receipts (“ADR”), of a particular company (a “Reference Stock”); shares of an exchange-traded fund, which may be referred to as an ETF (a “Reference ETF” and, together with Reference Stock, a “Reference Equity”); an index (a “Reference Index”) or a weighted basket comprised of Reference Equities and/or Reference Indices (a “Basket”). Any Reference Equity, Reference Index or Basket to which your Notes may be linked is referred to herein as a “Reference Asset”. The accompanying prospectus dated October 1, 2026 (the “Prospectus”), the accompanying prospectus supplement dated October 1, 2026 (the “Prospectus Supplement” and together with the Prospectus, the “Program Prospectus”) and the accompanying product supplement dated October 1, 2026 (the “Product Supplement”) describe terms that will apply generally to the Notes, including any Notes you purchase. A separate pricing supplement (the applicable “Pricing Supplement”) will describe the terms that apply specifically to your Notes, including any changes to the terms specified in the Product Supplement and, to the extent this Addendum to the Product Supplement (the “Addendum”) is incorporated by reference in the applicable Pricing Supplement, below.

The sections “General Terms of the Notes — Market Disruption Events” and “— Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset” in the Product Supplement are superseded and replaced in their entirety with the corresponding sections herein. If there is any inconsistency between the terms of the Notes described in the Prospectus, the Prospectus Supplement, the Product Supplement, this Addendum, and the applicable Pricing Supplement, the following hierarchy will govern: first, the applicable Pricing Supplement; second, this Addendum; third, the Product Supplement; fourth, the Prospectus Supplement; and last, the Prospectus.

The Notes are senior unsecured debt securities of the Bank linked to the performance of one or more Reference Assets specified in the applicable Pricing Supplement. If your Notes are linked to a Basket, we may refer to each applicable component of the Basket as a “Basket Component”. The payment(s) on your Notes, if any, will be based on the performance of the Reference Asset during the term of your Notes. The Notes are generally designed for investors who are seeking exposure to the Reference Asset and who anticipate that the value of the Reference Asset will increase (or, in the case of bearish Notes, decrease) from its Initial Value to its Final Value. Unless otherwise specified in the applicable Pricing Supplement, investors must be willing to forgo any guaranteed interest payments on the Notes and be willing to accept a return that may be negative, in which case investors will receive less, and possibly significantly less, than the principal amount and could lose all of their investment.

The Notes do not guarantee any return of principal at maturity. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of the Bank to satisfy its obligations as they come due. You are subject to a risk to all or a portion of your investment in the Notes, as described in more detail below.

The Notes will not be listed on any securities exchange or quotation system, unless otherwise specified in the applicable Pricing Supplement.

You should read this Addendum, the applicable Pricing Supplement, the accompanying Product Supplement and the accompanying Program Prospectus carefully before you invest in any of the Notes.

Your investment in the Notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying Product Supplement to read about investment risks relating to the Notes. In addition, see “Risk Factors” beginning on page S-2 of the Prospectus Supplement and page 8 of the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the principal of the Notes is not protected and you could lose some or all of your investment.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this Addendum, the Product Supplement, the Prospectus Supplement, or the Prospectus. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Bank may sell the Notes directly or through one or more agents or dealers (the “Agents”). The Agents are not required to sell any particular amount of the Notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the Product Supplement and the Prospectus Supplement and “Plan of Distribution (Conflicts of Interest)” in the Prospectus.

The Bank may use this Addendum in the initial sale of any Notes. In addition, Scotia Capital (USA) Inc. (“SCUSA”), other Agents, or any of our or their respective affiliates may use this Addendum, the applicable Pricing Supplement, the accompanying Product Supplement or the accompanying Program Prospectus in a market-making or other transaction in any Note after its initial sale. Unless the Bank or an Agent informs the purchaser otherwise in the confirmation of sale or applicable Pricing Supplement, this Addendum, the accompanying Product Supplement and the accompanying Program Prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this Addendum, the Product Supplement, the Prospectus Supplement and the applicable Pricing Supplement and any other supplement to the Prospectus that we deliver to you (each, an “applicable supplement” and collectively, the “applicable supplements”), and the Prospectus. We have not authorized anyone to provide you with different information. The aforementioned documents do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Notes described in the applicable supplements nor do they constitute an offer to sell or a solicitation of an offer to buy such Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of the Prospectus and any applicable supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

Scotia Capital (USA) Inc.

Addendum dated October 1, 2026

to the Product Supplement dated October 1, 2026

General Terms of the Notes

You should carefully read the description of the terms and provisions of our Notes and our Indenture under “Description of the Debt Securities We May Offer” in the Prospectus. That section, together with the applicable supplements, summarizes all the material terms of our Indenture and your Note. They do not, however, describe every aspect of our Indenture and your Note. For example, in this section entitled “General Terms of the Notes” and in the other applicable supplements and the Prospectus, we use terms that have been given special meanings in our Indenture, but we describe the meanings of only the more important of those terms. The specific terms of any Notes will be described in the applicable Pricing Supplement. As you read this section, please remember that the specific terms of your Note as described in your Pricing Supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable Pricing Supplement will describe the specific terms of your Notes, and the terms described therein modify or supplement those described herein, in the Product Supplement and in the Program Prospectus. The information in this section is intended to provide illustrative examples of the terms and provisions that may be defined and used in the applicable Pricing Supplement. The applicable Pricing Supplement may use different defined terms and provisions than those used herein to describe the Notes. If there is any inconsistency between the terms of the Notes described in the applicable supplements and the Prospectus, the following hierarchy will govern: first, the applicable Pricing Supplement; second, this Addendum; third, the Product Supplement; fourth, the Prospectus Supplement; and last, the Prospectus.

Unless otherwise specified in the applicable Pricing Supplement, the Notes are not Bail-inable Notes (as defined in the Prospectus) and the applicable discussions in the Program Prospectus relating to Bail-inable Notes will not apply to the Notes.

Please note that in this section entitled “General Terms of the Notes”, references to “holders” mean those who own Notes registered in their own names, on the books that we, the Trustee or other Security Registrar maintain for this purpose, and not those who own beneficial interests in Notes registered in street name or in Notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the Prospectus.

Capitalized terms which are not otherwise defined herein shall have the meanings given to them in the Product Supplement. The sections “General Terms of the Notes — Market Disruption Events” and “— Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset” in the Product Supplement are superseded and replaced in their entirety with the following:

Market Disruption Events

For Notes that reference Valuation Dates that are not part of a Monitoring Period, the Calculation Agent will determine the Closing Value(s) (and thereafter, as applicable, the corresponding Initial Value, Buffer Value(s), Barrier Value(s), Call Threshold(s), Contingent Coupon Barrier Value(s), Final Value(s), physical delivery amount and/or any other relevant term), as applicable (the “Applicable Level”), of the Reference Asset(s) or the Basket Components and whether each Final Value and/or Closing Value, as applicable, of a Reference Asset is greater than, less than, or equal to its Initial Value and/or Applicable Level, as applicable, on each Valuation Date as described in the applicable Pricing Supplement. If the Calculation Agent determines that, on any Valuation Date, a market disruption event has occurred or is continuing with respect to a Reference Asset or Basket Component, such Valuation Date for that offering of the Notes may be postponed. If such a postponement occurs, the Calculation Agent will determine the Closing Value by reference to the Closing Value for the disrupted Reference Asset or Basket Component, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such Reference Asset or Basket Component. In no event, however, will any Valuation Date be postponed by more than eight trading days. If any Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the Calculation Agent will nevertheless determine the Closing Value of the affected Reference Asset or Basket Component, as applicable, on such day. In such an event, the Calculation Agent will estimate the Closing Value (and thereafter the corresponding Applicable Level) for the Reference Asset or Basket Component, as applicable, that would have prevailed in the absence of the market disruption event.

For Notes that reference a Monitoring Period, the Calculation Agent will determine the Closing Value(s) (and thereafter, as applicable, the corresponding Applicable Level) for each Reference Asset or the Basket Components as specified in the applicable Pricing Supplement. The Calculation Agent will also determine whether each Final Value and/or Closing Value, as applicable, of the Reference Asset or Basket is greater than, less than, or equal to the relevant Initial Value and/or Applicable Level, each as described in the applicable Pricing Supplement. If the Calculation Agent determines that, on any Valuation Date, a market disruption event has occurred or is continuing with respect to a Reference Asset or Basket Component, such Valuation Date for that offering of the Notes may be postponed. If such a postponement occurs, the Calculation Agent will determine the Closing Value (and thereafter the corresponding Applicable Level) by reference to the Closing Value for the disrupted Reference Asset or Basket Component, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such Reference Asset or Basket Component. In no event, however, will any Valuation Date be postponed by more than eight trading days. If any Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the Calculation Agent will nevertheless determine the Closing Value on such day. In such an event, the Calculation Agent will estimate the Closing Value (and thereafter the corresponding Applicable Level) for the Reference Asset or Basket Component, as applicable, that would have prevailed in the absence of the market disruption event.

Alternatively, the applicable Pricing Supplement may specify that the applicable Monitoring Period includes each trading day in the applicable Monitoring Period on which no market disruption occurs, provided that if the Calculation Agent determines that, on the last trading day in the applicable Monitoring Period a market disruption event has occurred or is continuing with respect to a Reference Asset or Basket Component, such Valuation Date for that offering of the Notes may be postponed. If such a postponement occurs, the Calculation Agent will determine the Closing Value by reference to the Closing Value for the disrupted Reference Asset or Basket Component, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such Reference Asset or Basket Component. In no event, however, will such Valuation Date be postponed by more than eight trading days. If such Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the Calculation Agent will nevertheless determine the Closing Value on such day. In such an event, the Calculation Agent will estimate the Closing Value (and thereafter the corresponding Applicable Level) for the Reference Asset or Basket Component, as applicable, that would have prevailed in the absence of the market disruption event.

For Notes which reference Averaging Dates, the Calculation Agent will determine the Closing Value(s) of the Reference Asset or the Basket Components, as applicable, on each Averaging Date and the Initial Value(s) (and thereafter the corresponding Applicable Level based on the arithmetic average of the Closing Values on each Averaging Date). To the extent a market disruption event occurs on any Averaging Date, the affected Averaging Date shall be the first succeeding Valid Date. A “Valid Date” is a trading day on which a market disruption event has not occurred and which is not otherwise scheduled or deemed to be an Averaging Date. If the first succeeding Valid Date in respect of the Reference Asset has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of one or more market disruption events would have been the last Averaging Date in the applicable Monitoring Period, then (1) that eighth trading day shall be deemed to be the Averaging Date (irrespective of whether that eighth trading day is already an Averaging Date) and (2) the Calculation Agent will determine the Closing Value (and thereafter, the Applicable Level) on such day as specified above.

For each offering of the Notes, if the Calculation Agent postpones any Valuation Date for any Reference Asset, the corresponding Interest Payment Date, Coupon Payment Date and/or Call Payment Date, as applicable (together with the Interest Payment Date and Coupon Payment Date, the “Payment Date”) will be postponed to maintain the same number of business days between the latest postponed Valuation Date for the last Reference Asset for which a Final Value and/or Closing Value, as applicable, is determined and the Payment Date as existed prior to the postponement of such Valuation Date for one or more Reference Assets. A postponement of any Valuation Date other than the Pricing Date shall have no effect on any subsequent Valuation Dates. If the Pricing Date is postponed, the Calculation Agent may adjust the subsequent Valuation Date(s) and Payment Date(s), including the Maturity Date, to ensure that the stated term of that offering of the Notes remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the Calculation Agent may waive its right to postpone any Valuation Date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Initial Value, Final Value and/or Closing Value of the Reference Asset or a Basket Component, as applicable, on such date.

If as a result of the occurrence of a market disruption event, the Calculation Agent determines that the physical delivery of all or any portion of the physical delivery amount is prohibited, restricted, impractical or otherwise impaired, the value of all or the affected portion of the physical delivery amount will be valued by the Calculation Agent as described herein under “—Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component” under the applicable sub-paragraph and settled by cash payment.

If a particular offering of the Notes is linked to a Basket or multiple Reference Assets, a market disruption event for a particular Basket Component included in such Basket or particular Reference Asset will not necessarily be a market disruption event for another Basket Component included in such Basket or another Reference Asset, respectively. If, on the originally scheduled Valuation Date, no market disruption event with respect to a particular Basket Component or Reference Asset occurs or is continuing, then the determination of the Initial Value, Final Value and/or Closing Value, as applicable, relating to such Basket Component or Reference Asset will be made on the originally scheduled Valuation Date, irrespective of the occurrence of a market disruption event with respect to one or more of the other Basket Components or Reference Assets.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Market Disruption Events for a Reference Equity

If a particular offering of the Notes is linked to a Reference Equity, any of the following will be a market disruption event with respect to a particular Reference Equity related to a particular offering of the Notes, in each case as determined by the Calculation Agent:

➢a suspension, absence or material limitation of trading in a Reference Equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;

➢a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a Reference Equity or, with respect to a Reference ETF, to its Target Index;

➢with respect to a Reference ETF, the occurrence or existence of a suspension, absence or material limitation of trading in its Reference Asset Constituents which then comprise 20% or more of the value of its Reference Asset Constituents on the primary exchange(s) for such Reference Asset Constituents for more than two hours of trading or during the one hour before the close of trading of such exchange(s); or

➢in any other event, if the Calculation Agent determines that the event materially interferes with the ability of the Bank or UBS Financial Services Inc. (“UBS”), or the ability of any of our or their respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we, UBS or our or their respective affiliates have effected or may effect or (2) effect trading in any Reference Equity generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to a Reference Equity or, with respect to a Reference ETF, to (x) its Target Index, or (y) the Reference Asset Constituents of such Reference ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢a price change exceeding limits set by that market,

➢an imbalance of orders relating to those contracts, or

➢a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such Reference Equity.

For this purpose, for any offering of the Notes, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any Reference Equity:

➢a limitation on the hours or numbers of days of trading in a Reference Equity or options on that Reference Equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢a decision to permanently discontinue trading in the option or futures contracts relating to a Reference Equity, or, with respect to a Reference ETF, to its Target Index or Reference Asset Constituents.

Market Disruption Events for a Reference Index

If a particular offering of the Notes is linked to a Reference Index, any of the following will be a market disruption event with respect to the Reference Index, in each case as determined by the Calculation Agent:

➢a suspension, absence or material limitation of trading in a material number of Reference Asset Constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such Reference Asset Constituents;

➢a suspension, absence or material limitation of trading in option or futures contracts relating to such Reference Index or to a material number of Reference Asset Constituents in the primary market or markets for those contracts;

➢any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of Reference Asset Constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such Reference Index or a material number of Reference Asset Constituents in the primary market or markets for those options or contracts;

➢a change in the settlement price of any option or futures contract included in a Reference Index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢the settlement price is not published for any individual option or futures contract included in a Reference Index;

➢a Reference Index is not published; or

➢in any other event, if the Calculation Agent determines that the event materially interferes with our ability, UBS’ ability or the ability of any of our or their respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we, UBS or our or their respective affiliates have effected or may effect or (2) effect trading in the Reference Asset Constituents and instruments linked to a Reference Index generally.

The following events will not be market disruption events with respect to any Reference Index:

➢a limitation on the hours or numbers of days of trading in options or futures contracts relating to such Reference Index or to a material number of Reference Asset Constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢a decision to permanently discontinue trading in the option or futures contracts relating to a Reference Index, in any Reference Asset Constituents or in any option or futures contracts related to such Reference Asset Constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of, Adjustments to, or Change in Law Affecting, a Reference Index; Alteration of Method of Calculation

If a particular offering of Notes is linked to a Reference Index and

➢any Index Sponsor discontinues publication of a Reference Index,

➢a change in law occurs with respect to a Reference Index or one or more Reference Asset Constituents or an Index Sponsor otherwise modifies or reconstitutes a Reference Index or one or more Reference Asset Constituents in response to what otherwise would have been a change in law, then the Calculation Agent may select a successor index. A “successor index” is an index that the Calculation Agent determines (i) is comparable to the affected index and (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting or restricting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such Reference Index (or any Reference Asset Constituent) by any class of eligible potential purchasers of the Notes with respect to such successor index. A successor index is subject to a “hedging restriction” if the Bank, UBS or any of our or their respective affiliates is subject to a trading restriction under our or their respective trading policies that would materially limit the ability of the Bank, UBS or any of our or their respective affiliates to hedge the Notes with respect to such successor index. If the Calculation Agent selects a successor index, then the Calculation Agent will determine the Closing Values of the affected Reference Index by reference to such successor index.

Alternatively, if the Calculation Agent determines that a change in law has occurred or the Calculation Agent determines that there is no successor index, then the Calculation Agent may instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices meeting the requirements (i) and (ii) in the above paragraph, as applicable, and will apply a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Reference Index (giving effect to any change in law).

In connection with a successor index or replacement basket the Calculation Agent may make adjustments in the method of calculating that index or the method of calculating the Reference Asset Return and/or any Applicable Level, that it believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from such event to achieve an equitable result.

If the Calculation Agent determines that (i) any Reference Asset Constituents or the method of calculating the Reference Index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the Closing Values of the affected index, the Reference Asset Return, any Applicable Level, or the amount payable on any Payment Date, (ii) a change in law has occurred with respect to a Reference Index or any Reference Asset Constituent or (iii) an Index Sponsor has modified or reconstituted a Reference Index or one or more Reference Asset Constituents in response to what otherwise would have been a change in law, then the Calculation Agent may make adjustments in the method of calculating that index that it believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from such event to achieve an equitable result.

Examples of any such changes that may cause the Calculation Agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting, rebalancing or reconstitution of the Reference Asset Constituents, changes made by the Index Sponsor under its existing policies or following a modification of those policies, changes due to a change in law or due to the publication of a successor index, changes due to events affecting one or more of the Reference Equity constituents or their issuers or any other Reference Asset Constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the Closing Values of the affected index, the Reference Asset Return, any Applicable Level, and the amount payable on any Payment Date or otherwise relating to the level of the affected index will be made by the Calculation Agent.

If, following the occurrence of any such event, the Calculation Agent determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original Reference Index, then the Calculation Agent will deem the Closing Value of the original Reference Index (or affected Reference Asset Constituents) on a trading day reasonably proximate to the date of such event to be its Closing Value on each remaining trading day to, and including, any Valuation Date and will calculate the Applicable Level of the Reference Index giving effect to such deemed level(s).

Antidilution Adjustments for Notes Linked to a Reference Equity or Equity Basket Component

For any offering of the Notes relating to a Reference Equity or containing a Basket Component that is a Reference Equity (an “Equity Basket Component”), each Applicable Level is subject to adjustments by the Calculation Agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes.

How Adjustments Will be Made

If one of the events described below occurs with respect to a Reference Equity and the Calculation Agent determines that the event has a diluting or concentrative effect on the theoretical value of such Reference Equity, the Calculation Agent will calculate such corresponding adjustment or series of adjustments to the corresponding Applicable Levels of the affected Reference Equity, as the Calculation Agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Notes is linked to one Reference Equity and an adjustment is required because of a two-for-one stock split, then the physical delivery amount, if applicable, will be doubled and the Initial Value, Buffer Value, Barrier Value, Call Threshold, Contingent Coupon Barrier Value and/or any other relevant term, as applicable, will each be halved. On the other hand, if an offering of the Notes is linked to a Basket containing any Equity Basket Component and an adjustment is required because of a two-for-one stock split, then the required adjustment will be made with respect to that Equity Basket Component, as if it alone were the Reference Equity and no adjustment will be made with respect to the other unaffected Equity Basket Components. The Calculation Agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of a Reference Equity, if applicable, in the event of a consolidation or merger of the applicable Reference Asset Issuer with another entity.

If more than one event requiring an adjustment occurs, the Calculation Agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the Calculation Agent will adjust the Applicable Level for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

Notwithstanding the description of the specific adjustments to be made, if an event requiring antidilution adjustments occurs, the Calculation Agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this Addendum with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from that event to achieve an equitable result. The Calculation Agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the Calculation Agent include, but are not limited to, any Applicable Level and/or any other relevant term, as applicable, of the Notes. In determining whether or not any adjustment so described achieves an equitable result, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Reference Equity. Further, antidilution events may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events, a delisting of, suspension of trading in or change in law with respect to a Reference Equity. In this case the Calculation Agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor. If as a result of the occurrence of any of the foregoing events, the Calculation Agent determines that the physical delivery of all or any portion of the physical delivery amount is prohibited, restricted, impractical or otherwise impaired, the value of all or the affected portion of the physical delivery amount will be valued by the Calculation Agent as described under “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component” and settled by cash payment.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the Applicable Level. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the applicable Pricing Supplement for your Notes, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as a Reference Asset, the Calculation Agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the Calculation Agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as a Reference Asset, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) except as discussed further herein, to the extent that the Calculation Agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the Calculation Agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the Calculation Agent may adjust such terms and conditions of the Notes as the Calculation Agent determines appropriate to account for that event.

The Calculation Agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable Reference Equity), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of a Reference Equity with respect to those Notes. Upon your written request, the Calculation Agent will provide you with information about any adjustments it makes as the Calculation Agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢a subdivision, consolidation or reclassification of a Reference Equity or a free distribution or dividend of shares of a Reference Equity to existing holders of a Reference Equity by way of bonus, capitalization or similar issue;

➢a distribution or dividend to existing holders of a Reference Equity of:

￭additional shares of a Reference Equity as described under “— Stock Dividends or Distributions” below,

￭other share capital or Notes granting the right to payment of dividends and/or proceeds of liquidation of the respective Reference Asset Issuer equally or proportionately with such payments to holders of a Reference Equity, as applicable, or

￭any other type of Notes, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the Calculation Agent;

➢the declaration by the respective Reference Asset Issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of a Reference Equity, as applicable, or other assets;

➢a repurchase by the respective Reference Asset Issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢a consolidation of the respective Reference Asset Issuer with another company; and

➢any other similar event that may have a diluting or concentrative effect on the theoretical value of a Reference Equity.

The adjustments described below do not cover all events that could affect the value of the Notes.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If a Reference Equity is subject to a stock split or a reverse stock split, then the physical delivery amount, as applicable, will be adjusted by multiplying the prior physical delivery amount by, and the Initial Value, Buffer Value, Barrier Value, Call Threshold, Contingent Coupon Barrier Value and/or any other relevant term, as applicable, will each be adjusted by dividing the prior Initial Value, the prior Buffer Value, the prior Barrier Value, the prior Call Threshold, the prior Contingent Coupon Barrier Value and/or any other relevant term, as applicable, by the number of shares that a holder of one share of the Reference Equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If a Reference Equity is subject to a stock dividend payable in shares of such Reference Equity, then the physical delivery amount, as applicable, will be adjusted by multiplying the prior physical delivery amount by, and the Initial Value, Buffer Value, Barrier Value, Call Threshold, Contingent Coupon Barrier Value and/or any other relevant term, as applicable, will each be adjusted by dividing the prior Initial Value, the prior Buffer Value, the prior Barrier Value, the prior Call Threshold, the prior Contingent Coupon Barrier Value and/or any other relevant term, as applicable, by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the Reference Equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of a Reference Equity that are in lieu of ordinary cash dividends payable with respect to shares of such Reference Equity.

Other Dividends or Distributions

The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to a Reference Equity, other than:

➢stock dividends described under “— Stock Dividends or Distributions” above;

➢issuances of transferable rights and warrants with respect to a Reference Equity as described under “— Transferable Rights and Warrants” below;

➢if a Reference Equity is a common stock of a specific company, distributions that are spin-off events described under “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component”; and

➢extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to a Reference Equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for a Reference Equity by an amount equal to at least 10% of the Closing Value of a Reference Equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which a Reference Equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to a Reference Equity and is payable in cash, then the physical delivery amount, as applicable, will be adjusted by multiplying the prior physical delivery amount by, and the Initial Value, Buffer Value, Barrier Value, Call Threshold, Contingent Coupon Barrier Value and/or any other relevant term, as applicable, will each be adjusted by dividing the prior Initial Value, the prior Buffer Value, the prior Barrier Value, the prior Call Threshold, the prior Contingent Coupon Barrier Value and/or any other relevant term, as applicable, by the ratio of the Closing Value of the Reference Equity on the trading day before the ex-dividend date to the amount by which that Closing Value exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for a Reference Equity equals:

➢for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of Reference Equity minus the amount per share of Reference Equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for a Reference Equity; or

➢for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution payable to the holders of a Reference Equity that is both an extraordinary dividend and payable in a Reference Equity, or an issuance of rights or warrants with respect to a Reference Equity that is also an extraordinary dividend, will result in adjustments to the Applicable Levels, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the Reference Asset Issuer issues transferable rights or warrants to all holders of such Reference Equity to subscribe for or purchase such Reference Equity at an exercise price per share that is less than the Closing Value of such Reference Equity on the trading day before the ex-dividend date for such issuance, then the Calculation Agent may adjust the Applicable Levels of the Reference Equity, as the Calculation Agent believes are appropriate to offset, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from such issuance to achieve an equitable result, including, without limitation, by reference to any adjustment(s) to options contracts on the affected Reference Equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.

Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component

Each of the following may be determined by the Calculation Agent to be a “reorganization event”:

(a)the Reference Equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the Reference Asset Issuer;

(b)the Reference Asset Issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)any statutory share exchange involving outstanding shares of the Reference Asset Issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)the Reference Asset Issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)the Reference Asset Issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the Reference Equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)the Reference Asset Issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the Reference Asset Issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of a Reference Equity in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The Calculation Agent will divide distribution property into two categories:

➢“Successor Reference Equity(ies)” which are equity security(ies) listed or approved for trading on a major U.S. exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Reference Equity”; and

➢“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for Successor Reference Equities, equity securities that are not listed or admitted to trading on any major U.S. exchange or market or securities issued by a non-U.S. company that are quoted and traded in a non-U.S. currency.

If a holder of a Reference Equity may elect to receive Successor Reference Equity(ies) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the Successor Reference Equity(ies) to the maximum extent and in the maximum amount that a hypothetical holder of the applicable Reference Equity could elect (which may be 100%) and the balance of the distribution property, if any, in such other non-stock distribution property (which could be 0% if the holder of the applicable Reference Equity could elect to receive 100% shares of the Successor Reference Equity); if a hypothetical holder of the applicable Reference Equity may elect from multiple Successor Reference Equities, then the election will be deemed to the maximum extent available and value first to the Successor Reference Equity that represents the highest value per share of the Reference Equity and second to the Successor Reference Equity that represents the second highest value per share of the Reference Equity and so on. In all other cases, the distribution property (including for this purpose any Successor Reference Equity(ies) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable Reference Equity that makes no election (to the extent applicable), as determined by the Calculation Agent.

Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the applicable Reference Equity in a reorganization event, the Calculation Agent will make the following adjustments:

➢If a reorganization event with respect to a Reference Equity occurs and the relevant distribution property, after making any applicable election, consists solely of a Successor Reference Equity(ies), then the determination of the Closing Values and/or Final Value, as applicable, will be made by the Calculation Agent based upon the amount and value of such Successor Reference Equity(ies) that a hypothetical holder of the Reference Equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event with respect to a Reference Equity occurs and the relevant distribution property, after making any applicable election, consists of (i) a Successor Reference Equity(ies) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the Calculation Agent will allocate the value of the non-stock distribution property to the Successor Reference Equity(ies). In this case, the number of shares of the Successor Reference Equity(ies) attributable to a Reference Equity as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the Closing Value of the applicable Successor Reference Equity(ies) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of a Reference Equity as of the effective date of the reorganization event the Calculation Agent will not make the allocation in the previous sentence. In both cases, the determination of the Closing Values and/or Final Value, as applicable, will be made by the Calculation Agent based upon the amount and value of the distribution property (reallocated to the Successor Reference Equity(ies) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of the Reference Equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢If a reorganization event occurs with respect to a Reference Equity and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the Closing Values and/or Final Value, as applicable, will be made by the Calculation Agent based upon the amount, type and value of the distribution property that a hypothetical holder of the Reference Equity prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event. Notwithstanding the foregoing, the Calculation Agent may (but is not required to) replace the Reference Equity with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Reference Equity” below). If the Calculation Agent selects a substitute security, such substitute security will be deemed to be the relevant Reference Equity and the Calculation Agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Reference Equity” below and to the extent the substitute security is quoted and traded in a non-U.S. currency, the Calculation Agent will make currency conversions as described for non-U.S. securities below.

In the case of the first two bullets above, if there are multiple Successor Reference Equities the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.

If a reorganization event occurs, the Calculation Agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Notes.

For the purpose of making an adjustment required by a reorganization event, the Calculation Agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a non-U.S. security) listed or admitted for trading on a securities exchange or market, the Calculation Agent will use the Closing Value of the security on the relevant date of determination. The Calculation Agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.

If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a non-U.S. currency) received by, resulting from or otherwise retained by a hypothetical holder of the applicable Reference Equity, or as a result of such reorganization event, may be substituted for the applicable Reference Equity as described above. Consequently, in this Addendum, references to an applicable Reference Equity mean any of those assets and comprises an adjusted Reference Equity for the particular offering of the Notes. Similarly, references to the respective Reference Asset Issuer include the applicable entity(ies) in respect of the Successor Reference Equity(ies) and/or the distribution property.

If the non-stock distribution property consists of one or more securities quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of that property on any applicable date, the Closing Value of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable Pricing Supplement.

If a reorganization event occurs with respect to a Reference Equity and the Calculation Agent adjusts such Reference Equity to consist of the distribution property as described above or selects a substitute security, the Calculation Agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted Reference Equity or such substitute security, as applicable, for that offering of the Notes. The Calculation Agent will do so to the same extent that it would make adjustments if the shares of the applicable Reference Equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the Reference Equity.

For example, assume an offering of the Notes is linked to one Reference Equity and the respective Reference Asset Issuer merges into another company and each share of the Reference Equity is converted into the right to receive two common shares of the surviving company listed or admitted for trading on a non-U.S. securities exchange and a specified amount of cash. Conceptually, the distribution property is treated much like a Basket, with the Basket Components consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an Equity Basket Component, the Calculation Agent will adjust the common share component of the adjusted Reference Equity for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Notes Linked to a Reference Equity or Equity Basket Component”, as if the common shares were issued by the respective Reference Asset Issuer. In that event, the cash component will not be adjusted but will continue to be a component of the Reference Equity for that particular offering (with no interest adjustment).

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the Calculation Agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the Calculation Agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any Valuation Date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the Calculation Agent is unable to obtain at least one such bid quotation, the Calculation Agent will determine the exchange rate.

If a reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the Calculation Agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this Addendum with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from that event to achieve an equitable result. The Calculation Agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the Calculation Agent include, but are not limited to, the Applicable Level, Closing Values and/or any other relevant term, as applicable, as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Reference Equity subject to the reorganization event. Further, reorganization events may occur contemporaneously or reasonably proximate in time to market disruption events, a delisting of, suspension of trading in, change in law or antidilution events. In this case the Calculation Agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor. If as a result of the occurrence of any of the foregoing events, the Calculation Agent determines that the physical delivery of all or any portion of the physical delivery amount is prohibited, restricted, impractical or otherwise impaired, the value of all or the affected portion of the physical delivery amount will be valued by the Calculation Agent as described under “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component” and settled by cash payment.

Reorganization Events Affecting an Equity Basket Component

If an offering of the Notes is linked to a Basket and a reorganization event occurs with respect to an Equity Basket Component, the Calculation Agent will adjust the affected Equity Basket Component, as if it alone were the Reference Equity. More specifically, the Successor Reference Equity(ies), distribution property or substitute security, as the case may be, will only replace the affected Equity Basket Component in the determination of the Closing Values and/or Final Value, as applicable, by the Calculation Agent, taking into consideration the weight of the affected Equity Basket Component, and no adjustment will be made with respect to the other unaffected Equity Basket Components.

If an offering of the Notes is linked to a Basket and two or more issuers of Reference Equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected Reference Equities (with no adjustment to any Reference Equities not affected by the merger, combination or consolidation). The Calculation Agent will make the corresponding adjustment(s), if any, to any relevant Applicable Level, Closing Values and/or any other relevant term, as applicable, as the Calculation Agent determines appropriate to account for that diluting or concentrative effect.

Reorganization Events Affecting a Reference Equity that is an ADR

If an ADR is serving as a Reference Asset and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) to the extent that the Calculation Agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the

Calculation Agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the Calculation Agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Reference Equity

Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock

Delisting of or Suspension of Trading in a Common Stock: If a Reference Stock is delisted or trading of the Reference Stock is suspended on the primary exchange for such Reference Stock, and such Reference Stock is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the Calculation Agent (a “successor exchange”), then such Reference Stock will continue to be deemed the Reference Stock, except as described under “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” and “—Delisting, Discontinuance or Modification of, or Change in Law Affecting, a Reference ETF”.

If a Reference Stock is delisted or trading of such Reference Stock is suspended on the primary exchange for such Reference Stock, and is not immediately re-listed or approved for trading on a successor exchange, the Calculation Agent may determine the Closing Value based on bid prices from any market, quotation system or dealer bids (if any) that may make pricing information available. Alternatively, the Calculation Agent may (but is not required to) replace the Reference Stock with a substitute security.

Change in Law Affecting a Common Stock: If the Calculation Agent determines that a change in law has occurred with respect to a Reference Stock, the Calculation Agent may (but is not required to) replace the Reference Stock with a substitute security.

A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary “Industry” classification as the applicable Reference Asset Issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such Reference Stock by any class of eligible potential purchasers of the Notes and (iii) is reasonably comparable to the applicable Reference Asset Issuer as determined by the Calculation Agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if the Bank, UBS or any of our or their respective affiliates is subject to a trading restriction under our or their respective trading restriction policies that would materially limit the ability of the Bank, UBS or any of our or their respective affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary “Industry” classification as the applicable Reference Asset Issuer that meets the requirements described above, the Calculation Agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; and second, issuers with the same primary “Industry Group” classification, in each case, as the applicable Reference Asset Issuer. “Sub-Industry”, “Industry” and “Industry Group” have the meanings assigned by S&P Dow Jones Indices LLC, a subsidiary of S&P Global Inc. and MSCI Inc., or any successor(s) thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the Calculation Agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the Reference Stock and the Calculation Agent will make any required adjustment to the Applicable Level, Closing Values and/or any other relevant term, as applicable, that it believes are appropriate such that the substitution of the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from the change in law, delisting of or suspension of trading in to achieve an equitable result. Thereafter the Calculation Agent will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is quoted and traded in a non-U.S. currency, then for all purposes, the Closing Value of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component”.

If the Calculation Agent determines that a change in law has occurred with respect to the applicable Reference Stock, that a substitution is required because of the nature of the change in law, but the Calculation Agent determines that no substitute security comparable to the applicable Reference Stock exists, then the Calculation Agent will deem the Closing Value of the applicable Reference Stock on a trading day reasonably proximate to the change date to be the Closing Value of the applicable Reference Stock on each remaining trading day to, and including, any Valuation Date.

Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility

If an ADR serving as a Reference Asset is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included on an eligible interdealer quotation system, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “ADR change date”), then the Calculation Agent will deem the non-U.S. stock and/or the group of one or more classes of non-U.S. stock substituted for the ADR to be such Reference Stock and will determine the Closing Value in accordance with the definition of “Closing Value” herein. Alternatively, the Calculation Agent may (but is not required to) replace the Reference Stock with a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock”. In either case, the Calculation Agent will make any required adjustment to the Applicable Level, Closing Value and/or any other relevant term, as applicable, that it believes are appropriate such that deeming the non-U.S. stock and/or a group of one or more classes of non-U.S. stock the Reference Stock or the substitute security offsets, to the extent practical, any change in your economic position as a holder of the Notes resulting solely from any such events to achieve an equitable result. Thereafter the Calculation Agent will determine the payment at maturity by reference to the non-U.S. stock or substitute security and such adjusted terms. If an ADR change date has occurred and the Calculation Agent determines that no substitute security comparable to the ADR serving as the Reference Stock exists, then the Calculation Agent will deem the Closing Value of the Reference Stock on a trading day reasonably proximate to the ADR change date to be the Closing Value of the applicable Reference Stock on each remaining trading day to, and including, any Valuation Date.

If the Calculation Agent determines that a change in law has occurred with respect to an ADR serving as a Reference Asset, then on or after the change date, the Calculation Agent may (but is not required to) select a substitute security in the manner described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock” or, if the Calculation Agent determines that no substitute security comparable to the applicable Reference Stock exists, then the Calculation Agent will deem the Closing Value of the applicable Reference Stock on a trading day reasonably proximate to the ADR change date to be the Closing Value of the applicable Reference Stock on each remaining trading day to, and including, any Valuation Date.

On or after the ADR change date, for all purposes, including the determination of the Reference Asset Return, as applicable, on any Valuation Date, the Closing Value of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component”, unless otherwise specified in the applicable Pricing Supplement.

Delisting, Discontinuance or Modification of, or Change in Law Affecting, a Reference ETF

If a Reference ETF (“original ETF”) is delisted, trading of such Reference ETF is suspended on the primary exchange for such Reference ETF, and such Reference ETF is immediately re-listed or approved for trading on a successor exchange, then such Reference ETF will continue to be deemed a Reference ETF, as applicable.

If a Reference ETF is delisted, trading of such Reference ETF is suspended on the primary exchange for such Reference ETF, and such Reference ETF is not immediately re-listed or approved for trading on a successor exchange, the Reference ETF is otherwise discontinued or the Calculation Agent determines that a change in law has occurred with respect to a Reference ETF (as defined above), then the Calculation Agent may select a substitute ETF. A “substitute ETF” will be the share of an ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same Target Index or Reference Asset Constituents as the original ETF or a comparable index or comparable constituents to the original ETF, (iii) is not subject to a hedging restriction (as described above) or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such Reference ETF (or underlying constituent) by any class of eligible potential purchasers of the Notes and (iv) is reasonably comparable to the original ETF as determined by the Calculation Agent based upon various criteria including but not limited to its index constituents, any target index, market capitalization, price volatility and dividend yield (the “ETF substitute selection criteria”). The Calculation Agent will make any required adjustment to the Applicable Level, Closing Values, and/or any other relevant term, as applicable, that it believes are appropriate such that the substitute ETF, to the extent practical, offsets any change in your economic position as a holder of the Notes resulting solely from the substitution to achieve an equitable result. Thereafter the Calculation Agent will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the Closing Value of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component”.

If the Calculation Agent determines that no substitute ETF comparable to the original ETF exists or a change in law has occurred, then the Calculation Agent may determine the Closing Value of the original ETF by reference to a basket comprised of (i) the Reference Asset Constituents of the original ETF (giving effect to any change in law) or (ii) other securities, futures contracts, commodities or other assets comparable to the Reference Asset Constituents of the original ETF based upon the ETF substitute selection criteria, in each case as determined by the Calculation Agent, in each case, which meet the requirements of clauses (i) and (ii) above in the definition of “substitute security”(a “replacement basket”). The Calculation Agent will make any required adjustment to the Applicable Level, Closing Values and/or any other relevant term, as applicable, that it believes are appropriate such that the replacement basket, to the extent practical, offsets any change in your economic position as a holder of the Notes resulting solely from the replacement basket to achieve an equitable result. Thereafter the Calculation Agent will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security quoted and traded in a non-U.S. currency, then for all purposes, the Closing Value of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component”.

If at any time (i) the Target Index or the Reference Asset Constituents of a Reference ETF is changed in a material respect, or if the Reference ETF in any other way is modified so that the level of its shares do not, in the opinion of the Calculation Agent, fairly represent the level of the shares of the Reference ETF had those changes or modifications not been made, (ii) a change in law has occurred with respect to a Reference ETF or one or more Reference Asset Constituents or (iii) an Index Sponsor or Investment Adviser has modified or reconstituted the Target Index or the Reference ETF in response to what otherwise would have been a change in law, then, from and after that time, the Calculation Agent will make those calculations and adjustments that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the Notes resulting solely from any such event to achieve an equitable result. Thereafter the Calculation Agent will determine Closing Values by reference to the level of the shares of the Reference ETF, as adjusted. The Calculation Agent also may determine that no adjustment is required by the modification of the method of calculation.

If the Calculation Agent determines that no substitute ETF, replacement basket comparable to the original ETF exists or adjustment in the prior paragraph is prohibited, restricted or impractical, as the case may be, then the Calculation Agent will deem the Closing Value of the original ETF on a trading day reasonably proximate to the date of such event to be the Closing Value of the original ETF on each remaining trading day to, and including, any Valuation Date.

Change in Law

If (1) a Reference Asset Issuer is organized or primarily operates in a jurisdiction other than the U.S. or, in the case of a Reference ETF or Reference Index, one or more Reference Asset Constituents is listed or admitted for trading on a non-U.S. exchange or market and (2) the Calculation Agent determines that a “change in law” (as defined below) occurs, then the Calculation Agent may take the actions described herein under (i) in the case of a Reference Equity, “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Common Stock”, “— Delisting of, or Change in Law Affecting, ADRs or Termination of ADR Facility” or “—Delisting, Discontinuance or Modification of, or Change in Law Affecting, a Reference ETF” and (ii) in the case of a Reference Index, “— Discontinuance of, Adjustments to, or Change in Law Affecting, a Reference Index; Alteration of Method of Calculation”.

A “change in law” will be triggered if due to a change in law event, as defined below, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, a Reference Asset (or, in the case of a Reference ETF or Reference Index, an underlying constituent) by (1) any class of eligible potential purchasers of the Notes or (2) the Bank, UBS or any of our or their respective affiliates is prohibited, restricted or otherwise impaired or, after giving effect to any applicable liquidation, unwind or cure period, will be so affected as of a given date (such applicable date, the “change date”).

Any of the following may be determined by the Calculation Agent to be a “change in law event” with respect to a particular Reference Asset related to a particular offering of the Notes:

➢the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or

➢the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order.

The following events will not be a change in law event:

➢with respect to a Reference ETF: either the Target Index Sponsor or the Investment Advisor for such Reference ETF publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected Reference Asset Constituents; and

➢with respect to a Reference Index, the Index Sponsor publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected Reference Asset Constituents.

Further, any of the events described above under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, a Reference Equity” or a change in law may occur contemporaneously or reasonably proximate in time to market disruption events, reorganization events or antidilution events. In this case the Calculation Agent may select the events for which adjustments or postponements will be made and determine the relative sequence therefor. If as a result of the occurrence of any of the foregoing events, the Calculation Agent determines that the physical delivery of all or any portion of the physical delivery amount is prohibited, restricted, impractical or otherwise impaired, the value of all or the affected portion of the physical delivery amount will be valued by the Calculation Agent as described under “— Reorganization Events for Notes Linked to a Reference Equity or Equity Basket Component” and settled by cash payment.